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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



IVAX Diagnostics, Inc.
  (formerly b2bstores.com Inc.)
Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2001, except for Note 1 as to which the date is March 14, 2001, relating to the financial statements of IVAX Diagnostics, Inc. (formerly b2bstores.com Inc.), appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.




/s/  BDO Seidman, LLP

New York, New York
December 17, 2001